Exhibit 13(a)(4)(ii)

June 6, 2019

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by DWS Massachusetts Tax-Free Fund (copy attached), which we understand will be filed with the Securities and Exchange Commission as part of Item 13 of Form N-CSR for DWS Massachusetts Tax-Free Fund dated June 6, 2019. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts